Exhibit 99.1

Zevia Announces Third Quarter 2021 Results

Achieves Record Net Sales of $39 Million

LOS ANGELES – November 12, 2021 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•	Net sales grew to $39.0 million, a 22% increase versus Q3 2020
•	Year-to-date net sales grew to $104.0 million, a 27% increase versus the same period in 2020
•	Unit volume was 3.5 million equivalized cases, up 26% from Q3 2020
•	Gross profit increased to $17.0 million, or 44% of net sales
•	Net loss was $49.8 million and $0.75 loss per share, including $45.7 million of non-cash equity-based compensation expense
•	Adjusted EBITDA loss was $3.5 million(1)

“We delivered strong double-digit growth in the third quarter reporting record net sales of $39.0 million, up 22% versus a year ago, up 13% versus the second quarter of 2021 and up 88% on a 2-year growth basis. Moreover, to date, trends have accelerated early in the fourth quarter as we continued gaining momentum across a range of channels, reflecting ongoing increases in household penetration and spending driven by our leading repurchase and loyalty metrics,” said Paddy Spence, Chair and Chief Executive Officer of Zevia. “Our team is executing well against core strategic priorities around channel expansion, innovation and supply chain efficiency. The recent launch of our Creamy Root Beer flavor provides a great example as rapid acceptance by consumers is driving higher velocities and distribution gains, and this product is highly incremental, as 31% of our Creamy Root Beer purchasers are new to the Zevia brand. We continue scaling our business aggressively to meet the growing demand for Zevia products and mitigation efforts are helping address cost pressures broadly affecting our industry. We believe our growth algorithm is firmly on track and we are making significant progress on ESG initiatives aimed at improving global public health by reducing sugar intake as well as replacing single-use plastics with sustainable alternatives.”

Third Quarter Results

Net sales increased 22% to $39.0 million in the third quarter of 2021 compared to $32.0 million in the third quarter of 2020. The growth in net sales was primarily attributable to 26% volume growth partially offset by a 4% decrease in average price per case due to higher trade promotions to drive consumer trial and repeat purchase in the third quarter of 2021.

Gross profit improved to $17.0 million for the third quarter, a 14% increase compared to $14.9 million in the prior year period. As a percentage of net sales, gross margin was 44% in the third quarter of 2021 compared to 47% in the third quarter of 2020. The decline in gross margin resulted from higher trade promotions.

Selling and marketing expense was $12.8 million compared to $7.0 million for the third quarter of 2020, primarily due to higher freight volumes and rates and increased marketing spend in 2021 to continue to invest in and grow the Zevia brand.

General and administrative expense was $7.7 million compared to $4.9 million for the third quarter of 2020, primarily due to public company costs and increased employee headcount to support growth.

Equity-based compensation, a non-cash expense, was $45.7 million for the three months ended September 30, 2021 compared to $28,000 for the three months ended September 30, 2020. The increase of $45.7 million was primarily driven by expense recognition associated with restricted stock unit (“RSU”) awards and phantom stock awards that generally vest as a result of the expiration of the Initial Public Offering lock-up period in January 2022.

Net loss for the third quarter of fiscal 2021 was $49.8 million, or $0.75 of diluted loss per share to Zevia’s common class A Common Stockholders.

Adjusted EBITDA loss was $3.5 million in the third quarter of fiscal 2021, compared to Adjusted EBITDA income of $3.0 million in the third quarter of fiscal 2020. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

ESG Metrics and developments

In addition to financial metrics, the Company also reports ESG metrics regarding sugar reduction, plastic packaging reduction, and affordability. In the third quarter, Zevia estimates it eliminated approximately three thousand metric tons of sugar from consumers’ diets by selling its zero sugar, naturally sweetened products and replacing legacy sugary sodas.

The Company also estimates that it eliminated approximately 50 million plastic bottles from littering roadways, waterways, and communities by selling beverages only in aluminum packaging.

Regarding affordability, the Company’s products are priced at an average retail price per ounce of $0.07, representing the 36th percentile within all non-alcoholic, ready-to-drink beverages, excluding dairy and non-dairy protein. Among non-alcoholic beverages offered by companies that are certified B Corps, like Zevia, the Company’s products are at the 36th percentile on price, meaning that 64% of these products are more expensive than Zevia on a price per ounce basis.

Balance Sheet and Cash Flows

As of September 30, 2021, the Company had $78.7 million in cash and no outstanding debt. During the first nine months of fiscal 2021, cash used in operating activities was $13.1 million compared to cash used in operating activities of $2.1 million during the first nine months of 2020. The Company spent $2.3 million on capital expenditures during the first nine months of fiscal 2021 to support its growth initiatives compared to capital expenditures of $0.8 million during the first nine months of fiscal 2020.

Webcast

The Company will host a conference call today at 9:00 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here (https://event.on24.com/wcc/r/3410940/08B6D826AA457EB0A3CF318BD8FE1288). A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding the anticipated growth, distribution and velocity. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, change in consumer preferences, and other economic, competitive and governmental factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the SEC for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

(1) Adjusted net loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

About Zevia

Zevia PBC, a public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of 2020, Zevia is distributed in more than 25,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Stephanie Schonauer

Investor Contact

714-313-7827

Steph@zevia.com

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE

INCOME (LOSS) (UNAUDITED)

(in thousands, except for share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months September 30,

	2021	2020	2021	2020
Net sales	$38,956	$32,035	$104,002	$82,202
Cost of goods sold	21,952	17,109	56,570	44,409

Gross profit	17,004	14,926	47,432	37,793
Operating expenses:
Selling and marketing expenses	12,834	6,973	31,525	19,611
General and administrative expenses	7,698	4,935	19,352	13,853
Equity-based compensation	45,731	28	45,804	86
Depreciation and amortization	239	256	713	729

Total operating expenses	66,502	12,192	97,394	34,279

Income (loss) from operations	(49,498)	2,734	(49,962)	3,514
Other expense, net	(213)	(276)	(251)	(543)

Income (loss) before Income Taxes	(49,711)	2,458	(50,213)	2,971
Provision for income taxes	(50)	—	(50)	—

Net Income (loss) and Comprehensive Income (loss)	(49,761)	2,458	(50,263)	2,971
Net income (loss) attributable to Zevia LLC prior to the Reorganization Transactions	(1,411)	2,458	(1,913)	2,971
Loss attributable to noncontrolling interest	22,527	—	22,527	—

Net loss attributable to Zevia PBC	$(25,823)	$—	$(25,823)	$—

Net loss per share attributable to common stockholders, basic (1)	$(0.75)	N/A	$(0.75)	N/A
Net loss per share attributable to common stockholders, diluted (1)	$(0.75)	N/A	$(0.75)	N/A
Weighted average common shares outstanding, basic	34,440,982	N/A	34,440,982	N/A
Weighted average common shares outstanding, diluted	34,440,982	N/A	34,440,982	N/A

(1)

Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from July 22,2021 through September 30, 2021, the period following the reorganization transactions and initial public offering

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$78,720	$14,936
Accounts receivable, net	14,507	6,944
Inventories	24,927	20,800
Prepaid expenses and other current assets	5,101	1,492

Total current assets	123,255	44,172
Property and equipment, net	2,740	991
Right-of-use assets under operating leases, net	356	773
Intangible assets, net	3,788	3,939
Other non-current assets	3	81

Total assets	$130,142	$49,956

LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED UNITS AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,925	7,770
Accrued expenses	4,454	3,429
Operating lease liabilities	396	623
Other current liabilities	2,991	2,251

Total current liabilities	19,766	14,073
Operating lease liabilities, net of current portion	4	238

Total liabilities	19,770	14,311
Commitments and contingencies (Note 9)
Redeemable convertible preferred units:
No par values. None authorized and outstanding as of September 30, 2021. Authorized units of 34,410,379, 26,322,803 units issued and outstanding as of December 31, 2020; and aggregate liquidation preference $329,753 as of December 31, 2020.	—	232,457
Permanent Equity (Deficit)
Members’ deficit	—	(196,812)
Preferred Stock, $0.001 par value. 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021. No shares authorized, issued and outstanding as of December 31, 2020.	—	—
Class A common stock, $0.001 par value. 550,000,000 shares authorized, 34,453,247 shares issued and outstanding as of September 30, 2021. No shares authorized, issued and outstanding as of December 31, 2020.	34	—
Class B common stock, $0.001 par value. 250,000,000 shares authorized, 30,113,152 shares issued and outstanding as of September 30, 2021. No shares authorized, issued and outstanding as of December 31, 2020.	30	—
Additional paid-in capital	142,813	—
Accumulated deficit	(25,823)	—

Total Zevia’s Equity / members’ (deficit)	117,054	(196,812)
Noncontrolling Interests	(6,682)	—

Total Equity	110,372	(196,812)

Total liabilities, redeemable convertible preferred units and equity	$130,142	$49,956

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the Nine Months Ended September 30,

(in thousands)	2021	2020

Operating activities:
Net income (loss)	$(50,263)	$2,971
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash lease expense	417	389
Depreciation and amortization	713	703
Loss on sale of equipment	9	—
Amortization of debt issuance cost	94	39
Equity-based compensation	45,804	86
Changes in operating assets and liabilities:
Accounts receivable, net	(7,563)	(3,428)
Inventories	(4,127)	(9,688)
Prepaid expenses and other current assets	(3,609)	(237)
Other non-current assets	(28)	(22)
Accounts payable	4,155	3,901
Accrued expenses	1,025	1,575
Operating lease liabilities	(461)	(284)
Other current liabilities	740	1,874

Net cash used in operating activities	(13,094)	(2,121)

Investing activities:
Purchases of property and equipment	(2,308)	(781)

Net cash used in investing activities	(2,308)	(781)

Financing activities:
Proceeds from revolving line of credit (1)	74,721	82,989
Repayment of revolving line of credit (1)	(74,721)	(80,207)
Proceeds from Paycheck Protection Program Loan	—	1,429
Distribution to unitholders for tax payments	(2,669)	—
Equity financing cost	—	(85)
Proceeds from exercise of common units	10	16
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and commissions	139,689	—
Use of proceeds from issuance of Class A common stock to purchase Zevia LLC Units	(49,609)	—
Proceeds from the cancellation of options in IPO	2	—
Payment for cancellation of options	(4)	—
Payment of Offering Costs	(8,101)	—
Repurchase of Zevia LLC units	(17)	—
Exercise of stock options	(115)	—

Net cash provided by financing activities	79,186	4,142

Net change from operating, investing, and financing activities	63,784	1,240
Cash at beginning of period	14,936	3,243

Cash at end of period	$78,720	$4,483

Use of Non-GAAP Financial Information

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, and Adjusted Net Income (Loss). The Company’s management believes that Adjusted EBITDA and Adjusted Net Income (Loss), when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted Net Income (Loss) are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: (1) income tax expense, (2) depreciation and amortization and (3) other income (expense), net, (4) interest expense, and (5) equity-based compensation expense. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions. We calculate Adjusted Net Income (Loss) as net (loss) income adjusted to exclude equity-based compensation expense.

Adjusted EBITDA and Adjusted Net Income (Loss) are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest expense. A limitation of Adjusted Net Income (Loss) is that it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof. In addition, our use of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA or Adjusted Net Income (Loss) in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

ZEVIA PBC

Reconciliation of GAAP to Non-GAAP Measures

Net income (loss) to Adjusted EBITDA reconciliation

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2021	2020	2021	2020
Net income (loss)	$(49,761)	$2,458	$(50,263)	$2,971
Add back:
Income tax expense (benefit)	50	—	50	—
Depreciation and amortization	239	256	713	729
Other expense, net	213	276	251	543
Equity-based compensation expense	45,731	28	45,804	86

Adjusted EBITDA	$(3,528)	$3,018	$(3,445)	$4,329

ZEVIA PBC

Reconciliation of GAAP to Non-GAAP Measures

Net income (loss) to Adjusted net income (loss) reconciliation

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2021	2020	2021	2020
		(in thousands)
Net income (loss)	$(49,761)	$2,458	$(50,263)	$2,971
Add back:
Equity-based compensation expense	45,731	28	45,804	86

Adjusted net income (loss)	$(4,030)	$2,486	$(4,459)	$3,057